UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of theSecurities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 9, 2019, the Nominating and Corporate Governance Committee and the Board of Directors of The GEO Group, Inc. (the “Company” or “GEO”) in a joint meeting expanded the size of the Board of Directors from seven to eight members (not including our Director Emeritus, Norman A. Carlson) and appointed Jose Gordo to the Board of Directors of the Company. Mr. Gordo will serve as a director of the Company for a term expiring at the 2020 Annual Meeting of Shareholders, at which time his continued service on the Board of Directors will be subject to renomination and shareholder approval. Mr. Gordo was also appointed to the following committees of the Board of Directors: the Corporate Planning Committee, the Operations and Oversight Committee and the Legal Steering Committee. The appointment of Mr. Gordo was not pursuant to any arrangement or understanding between him and any other person.

Mr. Gordo has over 20 years of experience in business management, private equity, corporate finance and business law. Since June 2017, Mr. Gordo has served as the Managing Partner of a general partnership that invests in and actively oversees small and medium-sized privately held companies, with a focus on the healthcare, technology and financial services industries. From 2013 to early 2017, Mr. Gordo served as the Chief Financial Officer of magicJack Vocaltec Ltd., a publicly-traded company in the telecommunications industry. Prior to that position, Mr. Gordo served as a Managing Director at The Comvest Group, a Florida-based private equity firm. Previously, Mr. Gordo was a partner at the national law firm of Akerman LLP, where he specialized in corporate law matters, advising public and private companies and private equity firms on mergers and acquisitions and capital markets transactions. He received a J.D. degree from Georgetown University Law Center and a B.A. degree from the University of Miami.

Mr. Gordo brings extensive experience in business management, finance, corporate strategy, operations and business law to the Board of Directors. He also previously represented GEO as outside counsel for several years. His extensive experience in these areas and his deep understanding of GEO and its industry will strengthen the board of directors’ collective knowledge, capabilities and experience.

Mr. Gordo will be compensated in accordance with the Company’s previously disclosed compensation programs for directors who are not employees as described in the Proxy Statement on Schedule 14A for the Company’s 2019 Annual Meeting of Shareholders and as may be amended in the future.

There are no related party transactions between the Company and Mr. Gordo as described in Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

Effective October 9, 2019, the Nominating and Corporate Governance Committee and the Board of Directors of the Company adopted a resolution at their joint meeting to increase the number of directors which constitute the whole Board of Directors of the Company. The resolution increased the number of current directors from seven directors to eight directors. The effect of the resolution is an amendment to Article V, Section 1 of the Company’s Second Amended and Restated Bylaws.

The joint resolution of the Nominating and Corporate Governance Committee and the Board of Directors to amend the Company’s Second Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Bylaws of The GEO Group, Inc., effective October 9, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

October 16, 2019	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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